Exhibit 2.2
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”) is dated as of this 7th day of October, 2009, and is made by and between each of the parties named on Exhibit “A” hereto (each, individually, “Seller” and, collectively, “Sellers”), and BLC Acquisitions, Inc., a Delaware corporation (“Purchaser”).
     WHEREAS, Sellers and Purchaser are parties to that certain Purchase and Sale Agreement dated as of the date hereof (the “Purchase and Sale Agreement”);
     NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as follows:
     1. Sellers will indemnify Purchaser for any liabilities or obligations relating to the Properties, or arising from any Seller’s operations, and accruing prior to the Closing, whether or not disclosed, subject to the Limitations on Purchaser’s Post-Closing Claims set forth in Section 9.3 of the Purchase and Sale Agreement.
     2. The Earnest Money Deposit shall be delivered to Escrow Agent by wire transfer of immediately available federal funds no later than 2 p.m. New York time on October 8, 2009 in accordance with the wire transfer instructions set forth on Exhibit B attached hereto. The Earnest Money Deposit is absolutely non-refundable to the Purchaser in all events and circumstances, except that the Earnest Money Deposit shall be promptly returned to the Purchaser if (a) (i) the requisite lenders under the Sunrise Senior Living, Inc. line of credit agented by Bank of America (the “LOC”) do not irrevocably approve the transactions contemplated by the Purchase and Sale Agreement by 5 p.m. New York time on October 19, 2009 or (ii) the condition set forth in Section 8.1(c) fails because such approvals are no longer in force and effect any time prior to the Closing, (b) all of the conditions to Seller’s obligation to close are met and Seller nonetheless refuses to close, or (c) the Board of Directors of Sunrise Senior Living, Inc. shall not ratify Sellers’ execution of this First Amendment and the Purchase and Sale Agreement prior to 1 p.m. New York time on October 8, 2009.
     3. Purchaser shall have the right to terminate the Purchase Agreement if Sellers fail to receive the irrevocable approvals to the transactions contemplated by the Purchase and Sale Agreement from the requisite lenders under the LOC by 5 p.m. New York time on October 19, 2009.
     4. Section 8.1(c) of the Purchase Agreement shall be deleted and the following inserted in lieu thereof: “Sellers have received the irrevocable approvals to the transactions contemplated by the Purchase and Sale Agreement from the requisite lenders under the LOC and such approvals shall be and remain in full force and effect.”

     5. Sellers will give Purchaser a credit against the Purchase Price equal to 50% of the accrual for sick time reflected in Sellers’ respective financial statements as of the Closing Date, capped at $150,000.
     6. The governing law of the Purchase and Sale Agreement and this First Amendment is Delaware law.
     7. If Seller defaults under the Purchase and Sale Agreement for any reason other than Purchaser’s default, and Purchaser elects, or is deemed to elect, to terminate the Purchase and Sale Agreement, Seller shall reimburse Purchaser’s documented out-of-pocket costs and expenses up to $500,000.
     8. The foregoing provisions of this First Amendment supersede any provisions in the Purchase and Sale Agreement that are inconsistent with the terms of this First Amendment, and the Purchase and Sale Agreement will be deemed modified hereby as necessary to give full effect to the provisions of this First Amendment. Except as modified by this First Amendment, the Purchase and Sale Agreement remains in full force and effect in accordance with its terms.
     9. Sellers and Purchaser agree to negotiate in good faith, promptly following execution of this First Amendment and receipt of the Earnest Money Deposit, (i) to modify the Purchase and Sale Agreement to be consistent with this First Amendment and to consider clarifications to the Purchase and Sale Agreement that may be requested by Purchaser provided that no such clarifications shall alter the economic substance of the contemplated transaction and (ii) to update and finalize the exhibits and schedules to the Purchase and Sale Agreement. If Purchaser and Sellers are unable to agree to any such modification or clarification of the terms of the Purchase and Sale Agreement, this First Amendment and the Purchase and Sale Agreement shall remain in full force and effect.
     10. Sellers’ execution of this First Amendment and the Purchase and Sale Agreement is subject to ratification by the Board of Directors of Sunrise Senior Living, Inc. prior to 1 p.m. New York time on October 8, 2009. If Sellers do not confirm to Purchaser that Board ratification has been obtained by 1 p.m. New York time on October 8, 2009, this First Amendment and the Purchase and Sale Agreement shall be deemed to be void ab initio and of no force and effect.
[Signatures appear on following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the 7th day of October, 2009.

PURCHASER: BLC ACQUISITIONS, INC.
By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

SELLERS:
SUNRISE OF SANTA ROSA

Sunrise Assisted Living Limited Partnership VIII
By:	Sunrise Senior Living Investments, Inc.,
its general partner

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF COLORADO SPRINGS Karrington of Colorado Springs Ltd.
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

[Signatures continue on next page.]

SUNRISE OF WEST HARTFORD Sunrise West Hartford Assisted Living, LLC
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF WILTON Sunrise Wilton Assisted Living, L.L.C.
By:	Sunrise Development, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF AUGUSTA Sunrise Augusta Assisted Living Limited Partnership
By:	Sunrise Senior Living Investments, Inc.,
its general partner

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF CARMEL Sunrise Carmel Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

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SUNRISE AT FALL CREEK Sunrise Fall Creek Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF FORT WAYNE Sunrise Fort Wayne Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE AT WILLOW LAKE Sunrise Willow Lake Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF ANN ARBOR Sunrise Ann Arbor Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

[Signatures continue on next page.]

SUNRISE OF ALBUQUERQUE Karrington of Albuquerque Ltd.
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

SUNRISE OF SOUTH CHARLOTTE Sunrise South Charlotte NC Senior Living, LLC
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

SUNRISE OF BATH Sunrise Bath Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF ENGLEWOOD Karrington of Englewood Ltd.
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

[Signatures continue on next page.]

SUNRISE AT FINNEYTOWN Karrington of Finneytown Ltd.
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary
SUNRISE AT KENWOOD Karrington of Kenwood Ltd. By: Karrington Operating Company, Inc., its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

SUNRISE AT OAKWOOD Karrington of Oakwood Ltd.
By:	Karrington Operating Company, Inc.,
its sole member

By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary

SUNRISE OF WOOSTER Sunrise Wooster Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

[Signatures continue on next page.]

SUNRISE OF MONROEVILLE Sunrise Monroeville Assisted Living, L.L.C.
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

VIRGINIA BEACH ESTATES Sunrise Virginia Beach Estates, LLC
By:	Sunrise Senior Living Investments, Inc.,
its sole member

By:	/s/ Gregory Neeb
	Name:	Gregory Neeb
	Title:	President

SUNRISE OF SOUTH HILLS Karrington Operating Company, Inc.
By:	/s/ David Haddock
	Name:	David Haddock
	Title:	Vice President & Secretary